Exhibit 23.02



         ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We acknowledge the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 of our report dated November 8, 2004, which appears on page F-1 of the Quarterly Report on Form 10-QSB of Nanopierce Technologies, Inc. for the quarter ended September 30, 2004.




/s/ GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
December 16, 2004


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